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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K






                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): November 3, 2000



                               POLYMER GROUP, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                        1-14330                   57-1003983
(State or other jurisdiction    (Commission File Number)        (IRS Employer
        of incorporation)                                    Identification No.)



              4838 Jenkins Avenue                     29405
              North Charleston, SC                 (Zip Code)



Registrant's telephone number, including area code:  (843) 566-7293

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Item 9. Regulation FD Disclosure.

In the Company's quarterly earnings conference call held on October 26, 2000, Polymer Group, Inc., inadvertently stated that the Company's leverage ratio covenant (defined as total debt to trailing twelve months EBITDA) for the end of the fourth quarter 2001 was set at 6.25 to 1. This number is correct for the end of the second quarter 2001, not the fourth quarter of 2001.

Listed below are the leverage ratio covenants per the bank amendment. A copy of the entire amendment will be filed as an exhibit to the Polymer Group, Inc. 10Q scheduled for release by November 14, 2000:

                               LEVERAGE RATIO
               Period                                Ratio
From the Amendment No. 5 Effective
Date through but excluding the last                 6.80 to 1
day of the fourth fiscal quarter in 2000

From the last day of the fourth fiscal
quarter in 2000 through but excluding the           6.85 to 1
last day of the first fiscal quarter in
2001

From the last day of the first fiscal
quarter in 2001 through but excluding               6.75 to 1
the last day of the second fiscal
quarter in 2001

From the last day of the second fiscal
quarter in 2001 through but excluding               6.25 to 1
the last day of the third fiscal quarter in 2001

From the last day of the third fiscal
quarter in 2001 through but excluding               5.50 to 1
the last day of the fourth fiscal quarter in 2001

From the last day of the fourth fiscal
quarter in 2001 through but excluding               5.00 to 1
the last day of the first fiscal quarter in
2002

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          POLYMER GROUP, INC.



Dated:  November 3, 2000                  By:     /s/ Jerry Zucker
                                             --------------------------
                                                      Jerry Zucker
                                                  Chairman, President,
                                             Chief Executive Officer, and
                                                        Director
(Principal Executive Officer)


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